Exhibit 99.1

Summit Materials, Inc. Reports First Quarter 2024 Results
Margin Expansion Fueled by Pricing Momentum and Operational Improvements
Raises 2024 Synergy Target to At Least $40 million
Adjusting 2024 Guidance Higher
DENVER, CO. - (May 1, 2024) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” “Summit Inc.” or the “Company”), market-leading producer of aggregates and cement company, today announced results for the first quarter ended March 30, 2024. All comparisons are versus the quarter ended April 1, 2023 unless noted otherwise.

	Three months ended
($ in thousands, except per share amounts)	March 30, 2024	April 1, 2023	% Chg vs. PY
Net revenue	$773,229	$407,270	89.9%
Operating loss	(44,853)	(15,475)	(189.8)%
Net loss	(67,270)	(31,212)	(115.5)%
Basic EPS	$(0.40)	$(0.26)	(53.8)%

Adjusted Cash Gross Profit	181,004	81,351	122.5%
Adjusted EBITDA	121,225	41,201	194.2%
Adjusted Diluted EPS	$(0.12)	$(0.26)	53.8%

“I am delighted to report that our transformative combination with Argos USA is off to a strong start as we effectively, swiftly, and safely move to integrate our two businesses," remarked Anne Noonan, Summit Materials President and CEO. "This progress, together with a better than anticipated first quarter, improved synergy visibility, and a positive outlook allows us to increase the lower end of our full year 2024 guidance range. Today's updated outlook reflects our view that pricing momentum is healthy and persistent across our businesses, cost headwinds are decelerating, and demand conditions, in general, are accommodating of material margin expansion in 2024. We expect this, combined with meaningful synergies, self-help operational improvements, and a more profitable portfolio will catalyze superior value creation for Summit shareholders. Moreover, with our leverage well below target we have a balance sheet that complements a promising pipeline of accretive, aggregates-oriented acquisition targets and the organization is well positioned to continue its financial and strategic progress in the year ahead.”

2024 Guidance

For the full year 2024, Summit is currently projecting Adjusted EBITDA of approximately $970 million to $1,010 million and capital expenditures of approximately $430 million to $470 million.

Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Financial Measures” section for more information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

First Quarter 2024 | Total Company Results

Net revenue increased $366.0 million, or 89.9% in the first quarter to $773.2 million, including the partial quarter impact of the Argos USA assets. In the quarter, $378.5 million of revenue was recognized from recent acquisitions which more than offset a decrease of $21.7 million in net revenue related to divestitures. Organic prices increased across all lines of business.

Operating loss increased in the first quarter to $44.9 million, driven exclusively by $61.3 million of transaction and integration costs related to the Argos USA transaction. Summit's operating margin percentage for the three months ended March 30, 2024, decreased to (5.8)% from (3.8)%, from the comparable period a year ago primarily reflecting the aforementioned transaction and integration costs related to the Argos USA transaction.

Net loss attributable to Summit Inc. increased to $66.9 million, or $(0.40) per basic share, compared to $30.8 million, or $(0.26) per basic share in the comparable prior year period. Summit reported adjusted diluted net loss of $19.9 million, or $(0.12) per adjusted diluted share, compared to an adjusted diluted net loss of $30.7 million, or $(0.26) per adjusted diluted share, in the prior year period.

Adjusted EBITDA increased $80.0 million, or 194.2%, to $121.2 million reflecting the integration of and strong contribution from the new Argos USA cement assets as well as strong organic pricing growth across all lines of business.

First Quarter 2024 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $1.9 million to $145.5 million in the first quarter. Aggregates adjusted cash gross profit margin was 40.5% in the first quarter as compared to 35.0% in the prior year period. Aggregates sales volume decreased 7.3% in the first quarter. Organic aggregates sales volumes decreased 8.3% reflecting poor weather conditions in many markets and restrained residential activity. Average selling prices for aggregates increased 10.8%, reflecting both carry-over pricing from 2023 as well as price increases implemented across markets to start the year. Pricing growth was strongest in the East Segment, but both the West and East Segments recognized double-digit price increase over the prior year period.

Cement Business: Cement Segment net revenues increased to $231.8 million in the first quarter. Cement Segment adjusted cash gross profit margin increased to 30.6% in the first quarter, compared to 9.6% in the prior year period, driven by pricing gains, operational efficiencies, and favorable year-on-year kiln fuel costs. Sales volume of cement increased 416.0% on a nominal basis and decreased 2.7% organically on unfavorable weather conditions. Organic average selling prices increased 5.6% in the first quarter due pricing actions implemented in 2023 and price increases that went into effect at the beginning of 2024.

Products Business: Products net revenues were $359.1 million in the first quarter, up 100.0% versus the prior year period. Products adjusted cash gross profit margin decreased to 12.3% in the first quarter. Organic average sales price for ready-mix concrete increased 8.3%, driven by pricing growth across all markets, including our key markets of Houston and Salt Lake City. Organic sales volumes of ready-mix concrete decreased 15.1% due to reduced residential activity. Organic average selling prices for asphalt increased 5.8%, due to pricing gains both the West and East Segment. Organic asphalt sales volume increased 9.4%, fueled by public infrastructure growth.

First Quarter 2024 | Results By Reporting Segment

West Segment: The West Segment operating income increased $6.9 million to $12.6 million and Adjusted EBITDA of $43.4 million in the first quarter increased 32.8% versus the prior year period reflecting sustained pricing momentum, more favorable weather conditions in certain markets relative to the prior year period, and the contribution from Argos USA ready-mix concrete plants in the Houston market. Aggregates revenue increased 1.9%, including 10.0% pricing growth led by Houston and British Columbia performance while volume declined 7.4% due, in part, to unfavorable weather conditions in South Texas. Ready-mix concrete revenue increased 29.5% on 6.4% pricing growth and 21.9% volume growth. Organic ready-mix pricing increased 8.5% and because of subdued private construction activity, organic ready-mix volumes decreased 16.8% in the period. Asphalt revenue increased 16.6% due to volumes growth of 10.1%, including organic growth of 9.4%. Asphalt pricing increased 5.6% with strong gains in North Texas.

East Segment: The East Segment operating income increased $11.0 million to $14.0 million and Adjusted EBITDA increased $18.6 million to $37.5 million. Aggregates revenue increased 3.4% versus the prior year period. Organic aggregates volumes decreased 7.8%, on unfavorable weather conditions and lower volumes in Kansas. Aggregates pricing increased 11.5% with solid growth across several markets, including Missouri and Kansas. Ready-mix concrete revenue increased $136.6 million to $152.5 million due to the acquisition of the Argos USA ready-mix concrete operations in Florida, Georgia, and the Carolinas. Asphalt revenue decreased $2.5 million versus the prior year period.

Cement Segment: The Cement Segment operating income increased 322.4% to $17.7 million. Adjusted EBITDA increased $59.4 million and Adjusted EBITDA margin increased to 25.7% from 0.0% in the year-ago period. As noted above, the Cement Segment reported an organic volume decrease of 2.7% and organic selling price growth of 5.6%.

Liquidity and Capital Resources

As of March 30, 2024, the Company had $498.1 million in cash and $2.8 billion in debt outstanding. The Company's $625 million revolving credit facility has $604.1 million available after outstanding letters of credit.

For the quarter ended March 30, 2024, cash flow used in operations was $40.2 million and cash paid for capital expenditures was $58.5 million.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, May 2, 2024, at 12:00 p.m. eastern time (10:00 a.m. mountain time) to review the Company’s first quarter 2024 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link:
https://events.q4inc.com/attendee/875793406.

To participate in the live teleconference for first quarter 2024 financial results:

North America Toll-Free:     1-888-330-3416
International Toll:        1-646-960-0820
Conference ID:            1542153

To listen to a replay of the teleconference, which will be available through May 9, 2024:

US & Canada Toll-Free:        1-800-770-2030
Conference ID:             1542153

About Summit Materials

Summit Materials is a market-leading producer of aggregates and cement with vertically integrated operations that supply ready-mix concrete and asphalt in select markets. Summit is a geographically diverse, materials-led business of scale that offers customers in the United States and British Columbia, Canada high quality products and services for the public infrastructure, residential and non-residential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue high-return growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Loss, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Loss, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Loss, Adjusted Diluted EPS, and Free Cash Flow reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–our dependence on the construction industry and the strength of the local economies in which we operate, including residential;
–the cyclical nature of our business;
–risks related to weather and seasonality;
–risks associated with our capital-intensive business;
–competition within our local markets;
–risks related to the integration of Argos USA and realization of intended benefits within the intended timeframe;
–our ability to execute on our acquisition strategy and portfolio optimization strategy and, successfully integrate acquisitions with our existing operations;
–our dependence on securing and permitting aggregate reserves in strategically located areas;
–the impact of rising interest rates;
–declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities, the federal government and other state agencies particularly;
–our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;
–environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;
–rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;
–our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
–material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;
–cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
–special hazards related to our operations that may cause personal injury or property damage not covered by insurance;
–unexpected factors affecting self-insurance claims and reserve estimates;
–our current level of indebtedness, including our exposure to variable interest rate risk;
–potential incurrence of substantially more debt;

–restrictive covenants in the instruments governing our debt obligations;
–our dependence on senior management and other key personnel, and our ability to retain qualified personnel;
–supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;
–climate change and climate change legislation or other regulations;
–evolving corporate governance and corporate disclosure regulations and expectations, including with respect to environmental, social and governance matters;
–unexpected operational difficulties;
–costs associated with pending and future litigation;
–interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks;
–potential labor disputes, strikes, other forms of work stoppage or other union activities; and
–material or adverse effects related to the Argos USA combination.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended
	March 30,	April 1,
	2024	2023
Revenue:
Product	$728,694	$372,172
Service	44,535	35,098
Net revenue	773,229	407,270
Delivery and subcontract revenue	31,786	28,118
Total revenue	805,015	435,388
Cost of revenue (excluding items shown separately below):
Product	556,020	295,881
Service	36,205	30,038
Net cost of revenue	592,225	325,919
Delivery and subcontract cost	31,786	28,118
Total cost of revenue	624,011	354,037
General and administrative expenses	68,526	45,998
Depreciation, depletion, amortization and accretion	95,971	50,894
Transaction and integration costs	62,208	364
Gain on sale of property, plant and equipment	(848)	(430)
Operating loss	(44,853)	(15,475)
Interest expense	51,892	27,420
Loss on debt financings	5,453	493
Gain on sale of businesses	(14,985)	—
Other income, net	(8,878)	(5,710)
Loss from operations before taxes	(78,335)	(37,678)
Income tax benefit	(11,065)	(6,466)
Net loss	(67,270)	(31,212)
Net income attributable to Summit Holdings (1)	(404)	(408)
Net loss attributable to Summit Inc.	$(66,866)	$(30,804)
Loss per share of Class A common stock:
Basic	$(0.40)	$(0.26)
Diluted	$(0.40)	$(0.26)
Weighted average shares of Class A common stock:
Basic	167,511,575	118,679,656
Diluted	167,511,575	118,679,656
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	March 30,	December 30,
	2024	2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$498,110	$374,162
Restricted cash	—	800,000
Accounts receivable, net	454,650	287,252
Costs and estimated earnings in excess of billings	11,681	10,289
Inventories	338,501	241,350
Other current assets	40,644	17,937
Current assets held for sale	1,375	1,134
Total current assets	1,344,961	1,732,124
Property, plant and equipment, net	4,417,355	1,976,820
Goodwill	1,990,482	1,224,861
Intangible assets, net	179,587	68,081
Deferred tax assets	—	52,009
Operating lease right-of-use assets	89,251	36,553
Other assets	108,264	59,134
Total assets	$8,129,900	$5,149,582
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$7,575	$3,822
Current portion of acquisition-related liabilities	8,993	7,007
Accounts payable	290,914	123,621
Accrued expenses	191,776	171,691
Current operating lease liabilities	16,745	8,596
Billings in excess of costs and estimated earnings	6,005	8,228
Total current liabilities	522,008	322,965
Long-term debt	2,772,709	2,283,639
Acquisition-related liabilities	20,655	28,021
Tax receivable agreement liability	44,267	41,276
Deferred tax liabilities	205,669	15,854
Noncurrent operating lease liabilities	78,618	33,230
Other noncurrent liabilities	267,337	108,017
Total liabilities	3,911,263	2,833,002
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 175,454,250 and 119,529,380 shares issued and outstanding as of March 30, 2024 and December 30, 2023, respectively	1,755	1,196
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 0 and 99 shares issued and outstanding as of March 30, 2024 and December 30, 2023, respectively	—	—
Preferred Stock, par value $0.01 per share; 250,000,000 shares authorized, 1 and 0 shares issued and outstanding as of March 30, 2024 and December 30, 2023, respectively	—	—
Additional paid-in capital	3,403,307	1,421,813
Accumulated earnings	809,885	876,751
Accumulated other comprehensive income	3,690	7,275
Stockholders’ equity	4,218,637	2,307,035
Noncontrolling interest in Summit Holdings	—	9,545
Total stockholders’ equity	4,218,637	2,316,580
Total liabilities and stockholders’ equity	$8,129,900	$5,149,582

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Three months ended
	March 30,	April 1,
	2024	2023
Cash flows from operating activities:
Net loss	$(67,270)	$(31,212)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	106,354	53,927
Share-based compensation expense	6,720	4,708
Net gain on asset and business disposals	(15,834)	(868)
Non-cash loss on debt financings	5,453	161
Change in deferred tax asset, net	(19,054)	(7,522)
Other	748	26
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(11,127)	20,414
Inventories	(5,302)	(20,960)
Costs and estimated earnings in excess of billings	(1,799)	(7,868)
Other current assets	(1,973)	(3,748)
Other assets	4,839	2,239
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	21,177	20,987
Accrued expenses	(60,842)	(27,968)
Billings in excess of costs and estimated earnings	(1,780)	(1,507)
Tax receivable agreement (benefit) expense	6,227	(531)
Other liabilities	(6,782)	57
Net cash (used in) provided by operating activities	(40,245)	335
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,100,919)	(55,477)
Purchase of intellectual property	(21,400)	—
Purchases of property, plant and equipment	(58,519)	(63,584)
Proceeds from the sale of property, plant and equipment	2,664	1,777
Proceeds from sale of businesses	75,993	—
Other	(1,240)	(1,045)
Net cash used in investing activities	(1,103,421)	(118,329)
Cash flows from financing activities:
Proceeds from debt issuances	1,007,475	—
Debt issuance costs	(17,550)	(1,566)
Payments on debt	(506,392)	(4,414)
Payments on acquisition-related liabilities	(6,124)	(11,374)
Proceeds from stock option exercises	593	15
Other	(9,260)	(5,719)
Net cash provided by (used in) financing activities	468,742	(23,058)
Impact of foreign currency on cash	(1,128)	58
Net decrease in cash and cash equivalents and restricted cash	(676,052)	(140,994)
Cash and cash equivalents and restricted cash—beginning of period	1,174,162	520,451
Cash and cash equivalents and restricted cash—end of period	$498,110	$379,457

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Twelve months ended
	March 30,	April 1,	March 30,	April 1,
	2024	2023	2024	2023
Segment Net Revenue:
West	$283,605	$234,370	$1,522,106	$1,270,409
East	257,841	118,783	726,273	600,822
Cement	231,783	54,117	560,316	365,628
Net Revenue	$773,229	$407,270	$2,808,695	$2,236,859

Line of Business - Net Revenue:
Materials
Aggregates	$145,511	$143,653	$665,409	$604,253
Cement (1)	224,097	49,013	530,870	338,977
Products	359,086	179,506	1,297,907	1,006,803
Total Materials and Products	728,694	372,172	2,494,186	1,950,033
Services	44,535	35,098	314,509	286,826
Net Revenue	$773,229	$407,270	$2,808,695	$2,236,859

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$86,514	$93,335	$325,732	$315,302
Cement	153,192	43,835	298,944	191,188
Products	314,945	157,241	1,072,088	832,478
Total Materials and Products	554,651	294,411	1,696,764	1,338,968
Services	37,574	31,508	255,218	234,762
Net Cost of Revenue	$592,225	$325,919	$1,951,982	$1,573,730

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$58,997	$50,318	$339,677	$288,951
Cement (3)	70,905	5,178	231,926	147,789
Products	44,141	22,265	225,819	174,325
Total Materials and Products	174,043	77,761	797,422	611,065
Services	6,961	3,590	59,291	52,064
Adjusted Cash Gross Profit	$181,004	$81,351	$856,713	$663,129

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	40.5%	35.0%	51.0%	47.8%
Cement (3)	30.6%	9.6%	41.4%	40.4%
Products	12.3%	12.4%	17.4%	17.3%
Services	15.6%	10.2%	18.9%	18.2%
Total Adjusted Cash Gross Profit Margin	23.4%	20.0%	30.5%	29.6%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended
Total Volume	March 30, 2024	April 1, 2023
Aggregates (tons)	11,654	12,572
Cement (tons)	1,739	337
Ready-mix concrete (cubic yards)	1,897	951
Asphalt (tons)	319	325

	Three months ended
Pricing	March 30, 2024	April 1, 2023
Aggregates (per ton)	$14.89	$13.44
Cement (per ton)	152.11	147.41
Ready-mix concrete (per cubic yards)	164.59	146.29
Asphalt (per ton)	88.09	82.33

	Three months ended
	Percentage Change in
Year over Year Comparison	Volume	Pricing
Aggregates (per ton)	(7.3)%	10.8%
Cement (per ton)	416.0%	3.2%
Ready-mix concrete (per cubic yards)	99.5%	12.5%
Asphalt (per ton)	(1.8)%	7.0%

	Three months ended
	Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing
Aggregates (per ton)	(8.3)%	10.4%
Cement (per ton)	(2.7)%	5.6%
Ready-mix concrete (per cubic yards)	(15.1)%	8.3%
Asphalt (per ton)	9.4%	5.8%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended March 30, 2024
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	11,654	$14.89	$173,497	$(27,986)	$145,511
Cement	1,739	152.11	264,492	(40,395)	224,097
Materials			$437,989	$(68,381)	$369,608
Ready-mix concrete	1,897	164.59	312,155	(108)	312,047
Asphalt	319	88.09	28,119	(134)	27,985
Other Products			71,754	(52,700)	19,054
Products			$412,028	$(52,942)	$359,086

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net loss to Adjusted EBITDA and Adjusted EBITDA Margin by segment and on a consolidated basis for the three months ended March 30, 2024 and April 1, 2023.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended March 30, 2024
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$18,950	$34,491	$24,993	$(145,704)	$(67,270)
Interest (income) expense	(6,763)	(4,572)	(6,354)	69,581	51,892
Income tax expense (benefit)	509	—	—	(11,574)	(11,065)
Depreciation, depletion and amortization	29,894	22,559	40,663	1,847	94,963
EBITDA	$42,590	$52,478	$59,302	$(85,850)	$68,520
Accretion	444	522	42	—	1,008
Loss on debt financings	—	—	—	5,453	5,453
Loss (gain) on sale of businesses	844	(15,829)	—	—	(14,985)
Non-cash compensation	—	—	—	6,720	6,720
Argos USA acquisition and integration costs	—	62	110	61,122	61,294
Other	(478)	243	—	(6,550)	(6,785)
Adjusted EBITDA	$43,400	$37,476	$59,454	$(19,105)	$121,225
Adjusted EBITDA Margin (1)	15.3%	14.5%	25.7%		15.7%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended April 1, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$8,922	$5,938	$(3,025)	$(43,047)	$(31,212)
Interest (income) expense	(3,331)	(2,762)	(4,963)	38,476	27,420
Income tax expense (benefit)	739	—	—	(7,205)	(6,466)
Depreciation, depletion and amortization	26,123	15,097	7,980	988	50,188
EBITDA	$32,453	$18,273	$(8)	$(10,788)	$39,930
Accretion	250	438	18	—	706
Loss on debt financings	—	—	—	493	493
Non-cash compensation	—	—	—	4,708	4,708
Other	(25)	141	—	(4,752)	(4,636)
Adjusted EBITDA	$32,678	$18,852	$10	$(10,339)	$41,201
Adjusted EBITDA Margin (1)	13.9%	15.9%	—%		10.1%
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(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net loss attributable to Summit Materials, Inc. to adjusted diluted net loss per share for the three months ended March 30, 2024 and April 1, 2023. The per share amount of the net loss attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net loss per share.

	Three months ended
	March 30, 2024		April 1, 2023
Reconciliation of Net Loss Per Share to Adjusted Diluted EPS	Net Loss	Per Equity Unit	Net Loss	Per Equity Unit
Net loss attributable to Summit Materials, Inc.	$(66,866)	$(0.40)	$(30,804)	$(0.26)
Adjustments:
Net loss attributable to noncontrolling interest	(404)	—	(408)	—
Argos USA acquisition and integration costs, net of tax	51,583	0.31	—	—
Gain on sale of businesses, net of tax	(9,699)	(0.06)	—	—
Loss on debt financings	5,453	0.03	493	—
Adjusted diluted net loss	$(19,933)	$(0.12)	$(30,719)	$(0.26)
Weighted-average shares:
Basic Class A common stock	167,446,041		118,564,556
LP Units outstanding	511,565		1,311,257
Total equity units	167,957,606		119,875,813

The following table reconciles operating loss to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three months ended March 30, 2024 and April 1, 2023.

	Three months ended
	March 30,	April 1,
Reconciliation of Operating Loss to Adjusted Cash Gross Profit	2024	2023
($ in thousands)
Operating loss	$(44,853)	$(15,475)
General and administrative expenses	68,526	45,998
Depreciation, depletion, amortization and accretion	95,971	50,894
Transaction and integration costs	62,208	364
Gain on sale of property, plant and equipment	(848)	(430)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$181,004	$81,351
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	23.4%	20.0%
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(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash (used in) provided by operating activities to free cash flow for the three months ended March 30, 2024 and April 1, 2023.

	Three months ended
	March 30,	April 1,
($ in thousands)	2024	2023
Net loss	$(67,270)	$(31,212)
Non-cash items	84,387	50,432
Net loss adjusted for non-cash items	17,117	19,220
Change in working capital accounts	(57,362)	(18,885)
Net cash (used in) provided by operating activities	(40,245)	335
Capital expenditures, net of asset sales	(55,855)	(61,807)
Free cash flow	$(96,100)	$(61,472)

Contact:

Andy Larkin
VP, Investor Relations

andy.larkin@summit-materials.com
720-618-6013